     As filed with the Securities and Exchange Commission on March 31, 2004
                                                 Registration Statement No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM S-8
                             ----------------------
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------
                                 AMDOCS LIMITED
             (Exact name of registrant as specified in its charter)
                             ----------------------
       Island of Guernsey                            Not Applicable
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)

                      Suite 5, Tower Hill House Le Bordage
           St. Peter Port, Island of Guernsey, GY1 3QT Channel Islands
              (Address of registrant's principal executive offices)

                1998 STOCK OPTION AND INCENTIVE PLAN, AS AMENDED
                            (Full Title of the Plan)

                                  Amdocs, Inc.
           1390 Timberlake Manor Parkway, Chesterfield, Missouri 63017
                     Attention: Thomas G. O'Brien, Treasurer
                     (Name and address of agent for service)

                                 (314) 212-8328
          (Telephone Number, Including Area Code, of Agent For Service)
                             ----------------------

      The commission is requested to send copies of all communications to:

                             Robert A. Schwed, Esq.
                                Hale and Dorr LLP
                                 300 Park Avenue
                            New York, New York 10022
                                 (212) 937-7200
                             ----------------------

                         CALCULATION OF REGISTRATION FEE

                                                  Amount          Proposed Maximum   Proposed Maximum
                                                   to be           Offering Price        Aggregate             Amount of
 Title of Securities to be Registered           Registered (1)        Per Share        Offering Price       Registration Fee
 ------------------------------------           --------------    ----------------   ------------------     ----------------
Ordinary Shares, L0.01 par value................. 6,000,000          $26.52 (2)        $159,120,000 (2)         $20,161

  (1) Pursuant to Rule 416 of the Securities Act, this Registration Statement shall also cover any additional Ordinary Shares that become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant's outstanding Ordinary Shares.

  (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant's Ordinary Shares as reported on the New York Stock Exchange on March 24, 2004.

         The prospectus included in this Registration Statement is a combined prospectus which also relates to an aggregate of 32,300,000 Ordinary Shares previously registered under the Company's registration statements on Form S-8 filed on April 6, 2001, (File No. 333-58454), March 2, 2000 (File No. 333-31506)
and December 14, 1999 (File No. 333-92705).

                                EXPLANATORY NOTE

         This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 6,000,000 ordinary shares, par value L0.01 per share ("Ordinary Shares") of Amdocs Limited (the "Company") authorized for issuance pursuant to the Company's 1998 Stock Option and Incentive Plan, as amended (the "Plan"). These additional shares have become authorized for issuance as a result of the adoption of an amendment to the Plan approved by the Company's Board of Directors and shareholders.

                           INCORPORATION BY REFERENCE

         Pursuant to General Instruction E to Form S-8, the contents of three registration statements on Form S-8 (File Nos. 333-58454, 333-31506 and 333-92705) previously filed by the Company with respect to Ordinary Shares offered pursuant to the Plan are hereby incorporated by reference herein, and the opinions and consents listed below are filed herewith.

                                    Exhibits

       Exhibit
       Number      Description
       ------      -----------
         5.1       Opinion of Carey Olsen.
        23.1       Consent of Carey Olsen (included in Exhibit 5.1).
        23.2       Consent of Ernst & Young LLP.
        23.3       Consent of Deloitte & Touche LLP.
        24.1       Power of Attorney (included on the signature page of this
                   Registration Statement).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on this 31st day of March, 2004.

                                   AMDOCS LIMITED


                                   By:   /s/ Bruce K. Anderson
                                         ---------------------------------------
                                         Bruce K. Anderson
                                         President and Chairman of the Board

                        POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of Amdocs Limited, hereby severally constitute Bruce K. Anderson, Robert A. Minicucci and Thomas G. O'Brien, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Amdocs Limited to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                Signature                          Title                                    Date
                ---------                          -----                                    ----
/s/ Bruce K. Anderson                 President and Chairman of the Board                 March 31, 2004
-----------------------------
Bruce K. Anderson                     (Principal Executive Officer)

/s/ Robert A. Minicucci               Vice President and Director                         March 31, 2004
-----------------------------
Robert A. Minicucci                   (Principal Financial Officer)

/s/ Avinoam Naor                      Director                                            March 31, 2004
-----------------------------
Avinoam Naor

                Signature                          Title                                    Date
                ---------                          -----                                    ----
/s/ Adrian Gardner                    Director                                            March 31, 2004
-----------------------------
Adrian Gardner

/s/ Dov Baharav                       Director                                            March 31, 2004
-----------------------------
Dov Baharav

/s/ Julian A. Brodsky                 Director                                            March 31, 2004
-----------------------------
Julian A. Brodsky

/s/ Charles E. Foster                 Director                                            March 31, 2004
-----------------------------
Charles E. Foster

/s/ Eli Gelman                        Director                                            March 31, 2004
-----------------------------
Eli Gelman

/s/ James S. Kahan                    Director                                            March 31, 2004
-----------------------------
James S. Kahan

/s/ Nehmeia Lemelbaum                 Director                                            March 31, 2004
-----------------------------
Nehmeia Lemelbaum

/s/ John T. McLennan                  Director                                            March 31, 2004
-----------------------------
John T. McLennan

/s/ Mario Segal                       Director                                            March 31, 2004
-----------------------------
Mario Segal

/s/ Thomas G. O'Brien                 Amdocs Limited's Authorized                         March 31, 2004
-----------------------------
Thomas G. O'Brien                     Representative in the United States

                                  Exhibit Index

     Exhibit
     Number        Description
     ------        -----------
         5.1       Opinion of Carey Olsen.
        23.1       Consent of Carey Olsen (included in Exhibit 5.1).
        23.2       Consent of Ernst & Young LLP.
        23.3       Consent of Deloitte & Touche LLP.
        24.1       Power of Attorney (included on the signature page of this
                   Registration Statement).